UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021 (April 26, 2021)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR

(address of principal executive offices) (zip code)

Tel: +852 2961 4888

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

Item 8.01 Other Events

As previously reported in Note 11(a) of the Form 10-Q for Moxian, Inc. (the “Company”) for the quarter ended December 31, 2020, in August 2020, Mr. Junsheng Tang (“Mr. Tang”) filed a civil action against Moxian Technologies (Beijing) Co. Ltd. (“Moxian Beijing”) for the recovery of RMB 2,100,000 (approximately $321,096) which was the remaining part of a loan that Mr. Tang advanced to Moxian Beijing in January 2019. Mr. Tang was awarded judgment by the People’s Court in Fuzhou, China and Moxian Beijing was ordered to pay Mr. Tang RMB 2,220,000 (approximately $323,000) inclusive of interest and costs. On December 11, 2020, Mr. Tang assigned his debt from Moxian Beijing to Beijing Bi Er Culture and Communication Co., Ltd. (“Beijing Bi Er”), which undertook to settle the full amount pursuant to a Debt Assignment Agreement (the “Assignment Agreement”). The Assignment Agreement became effective in January 2021.

On April 26, 2021, the Audit Committee of the Company’s Board of Directors learned that Bi Er had breached the Assignment Agreement by failing to pay necessary funds to Mr. Tang by January 19, 2021. However, Mr. Deng Conglin (“Mr. Deng”) remitted a sum of RMB 2,400,000 on January 20, 2021 to Moxian Beijing, from which amount, Moxian Beijing fully settled the amount due to Mr. Tang. Following the repayment to Mr. Tang, Mr. Deng received 269,909 shares of the Company’s common stock from Joyful Corporation Limited (“Joyful”), which had previously been issued 2,000,000 shares of the Company’s common stock. As previously disclosed, various creditors of the Company, including Mr. Tang, had agreed to assign their receivables from the Company to Joyful which, in turn, offset these receivables through the transfer of such shares to those creditors. Per that agreement, Mr. Tang was to have received 269,909 shares; instead, in consideration for payments by Mr. Deng to Mr. Tang, the 269,909 shares were transferred from Joyful to Mr. Deng.

As of December 31, 2020, Bi Er is indebted to the Company in the amount of RMB 10.09 million (approximately $1.55 million). In the light of the above discovery, the Company expects to increase its allowance for doubtful accounts for the quarter ended March 31, 2021 in an amount equal to the full amount of such indebtedness, but will continue to use its best efforts to collect this debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: April 30, 2021	By:	/s/ Tan Wanhong
	Name:	Tan Wanhong
	Title:	Chief Financial Officer